EXHIBIT NO. 10.20 – AMENDMENT DATED NOVEMBER 28, 2003, OF THE CREDIT

AGREEMENT DATED AS OF NOVEMBER 30, 2001, AS AMENDED, BETWEEN MAF

BANCORP, INC. AND HARRIS TRUST AND SAVINGS BANK

SECOND AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank

Chicago, Illinois

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of November 30, 2001 (the Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit Agreement”), between the undersigned, MAF Bancorp, Inc., a Delaware corporation (the “Company”) and you (the “Lender”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

The Company has requested the Lender amend the Credit Agreement by (a) extending the Revolving Credit Termination Date to November 26, 2004, (b) increase the Revolving Credit Commitment to $55,000,000, and (c) amend certain other provisions of the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this agreement (herein, the “Amendment”).

1. AMENDMENTS.

Upon satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. Subsection (a) of Section 1.3 of the Credit Agreement (Letters of Credit) shall be amended and restated in its entirety to read as follows:

(a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of standby letters of credit issued by the Lender for the account of the Company or, at the Company’s option, for the account of the Company and MAF Developments (and any joint venture in which MAF Developments is a partner), jointly and severally (individually a “Letter of Credit” and collectively the “Letters of Credit”), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any time exceed $27,500,000. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitment shall to such extent be reinstated.

1.2. The definitions of “Revolving Credit Commitment” and “Revolving Credit Termination Date” appearing in Section 4.1 of the Credit Agreement (Definition) shall each be amended and restated in their entirety to read as follows:

“Revolving Credit Commitment” means $55,000,000, as such amount may be reduced pursuant hereto.

“Revolving Credit Termination Date” means November 26, 2004, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.3, 3.4, 8.2, or 8.3 hereof.

1.3. Section 7.9 of the Credit Agreement (Adjusted Net Worth) is hereby amended and restated in its entirety to read as follows:

Section 7.9. Adjusted Net Worth. The Company shall, as of the last day of each fiscal quarter of the Company, maintain Adjusted Net Worth of the Company and its Subsidiaries determined on a consolidated basis in an amount not less than $450,000,000.

1.4. Section 7.10 of the Credit Agreement (Adjusted New Income) is hereby amended and restated in its entirety to read as follows:

Section 7.10. Adjusted Net Income. As of the last day of each fiscal year of the Company, the Company shall have Adjusted Net Income for the year then ended of not less than $80,000,000.

1.5. Subsections (e) and (j) of Section 7.11 of the Credit Agreement (Indebtedness for Borrowed Money) shall each be amended and restated in their entirety to read as set forth below:

(e) obligations of the Company or MAF Developments arising under or in connection with letters of credit issued by or for the benefit of the Company or MAF Developments (and any joint venture in which MAF Development is a partner) relating to land development activities of the Company or MAF Developments (and any joint venture in which MAF Developments is a partner) in an aggregate amount not to exceed $40,000,000 at any one time outstanding;

(j) unsecured indebtedness of the Company or any Subsidiary not otherwise permitted under this Section in an aggregate amount not to exceed $15,000,000 at any one time outstanding, except that, in the event the Revolving Credit Commitment is terminated in whole either at the Revolving Credit Termination Date or otherwise (except by virtue of an Event of Default), the limitation on additional indebtedness imposed by this Section 7.11(j) shall be increased to $55,000,000 in the aggregate at any one time outstanding; and

2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Company and the Lender shall have executed and delivered this Amendment, and the Company shall have executed and delivered a replacement Revolving Credit Note to the Bank in the form attached hereto as Exhibit A.

2.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lender and its counsel.

3. MISCELLANEOUS.

3.1 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

3.2 The Company agrees to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the fees and expenses of counsel for the Lender.

3.3 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Second Amendment to Credit Agreement is entered into and effective as of November 28, 2003.

MAF Bancorp, Inc.

By	/s/ Jerry Weberling

	Name	Jerry Weberling

	Title	Executive Vice President

Accepted and agreed to in Chicago, Illinois, as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK

By	/s/ Michael S. Cameli

	Name	Michael S. Cameli

	Title	Vice President

EXHIBIT A

MAF BANCORP, INC.

REVOLVING CREDIT NOTE

Chicago, Illinois
$55,000,000	November 28, 2003

On the Revolving Credit Termination Date, for value received, the undersigned, MAF BANCORP, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the “Lender”), at the principal office of the Lender in Chicago, Illinois, the principal sum of (i) Fifty-Five Million Dollars ($55,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

This Note evidences loans constituting part of a “Base Rate Portion” and “LIBOR Portions” as such terms are defined in that certain Credit Agreement dated as of November 30, 2001, as amended, between the Company and the Lender (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”) made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

Each loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence (absent manifest error) of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Base Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

This Note is issued in substitution and replacement for, and evidences the indebtedness currently evidenced by, the Revolving Credit Note of the Company dated November 30, 2001, heretofore issued to the Bank and, in addition, evidences additional loans to be made available to the Company by the Lender under the Credit Agreement referred to above.

The Company hereby promises to pay all costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

MAF BANCORP, INC.

By		,
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